                                                                     EXHIBIT 4.4

              AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION
                                   AGREEMENT

         This AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT (this "AGREEMENT") is made as of January 2, 2004 by and among BAKERS FOOTWEAR GROUP, INC. (the "COMPANY"), Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Julian Edison, The Crown Advisors, LLC, Crown Investment Partners, L.P., and SWB Holdings, Inc. (collectively referred to herein as the "SUBORDINATED CREDITOR") and FLEET RETAIL FINANCE INC. ("FLEET" or "SENIOR LENDER").

RECITALS:

A. The Company, Subordinated Creditor and Senior Lender entered into that certain Intercreditor and Subordination Agreement dated as of April 4, 2002 (the "ORIGINAL SUBORDINATION AGREEMENT") in accordance with which the parties agreed to the subordination of all indebtedness owed by the Company to the Subordinated Creditor under the "Subordinated Debenture" (as such term is defined in the Original Subordination Agreement; such Subordinated Debenture is referred to herein as the "ORIGINAL DEBENTURE") to the Liabilities under the Loan and Security Agreement dated as of January 18, 2000 between the Company and the Senior Lender, which was amended and restated in its entirety as of June 11, 2002 (as amended and restated to date, and as the same may be further amended, modified or supplemented from time to time, the "LOAN AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Loan Agreement.

B. The Company and the Lender are entering into a Third Amendment to the Loan Agreement on the date hereof (the "THIRD AMENDMENT") which, among other things, contemplates that the Subordinated Creditor shall exchange the Original Debenture for a new subordinated convertible debenture (the "SUBORDINATED DEBENTURE") in the form attached as EXHIBIT A thereto pursuant to that certain Convertible Debenture Exchange Agreement, dated as of even date herewith (the "EXCHANGE AGREEMENT"), in the form attached as EXHIBIT B thereto.

C. The consent of the Senior Lender to the exchange of the Subordinated Debenture for the Original Debenture is contingent upon, among other things, the execution and delivery by Subordinated Creditor and the Company of this Agreement.

         NOW THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the willingness of the Senior Lender to consent to the exchange of the Original Debenture for the Subordinated Debenture and the borrowing by the Company under the Subordinated Debenture, the Company and the Subordinated Creditor, jointly and severally, agree with the Senior Lender as follows:

1. Subordination. The Subordinated Creditor hereby subordinates the Indebtedness of the Company evidenced by the Subordinated Debenture (the "Subordinated Indebtedness"), to any and all Indebtedness now or hereafter owing by the Company to the Senior Lender (collectively, the "Senior Indebtedness") and agrees that the Subordinated Indebtedness shall be junior in right of payment and exercise of remedies to the Senior Indebtedness. Without limiting the foregoing, any lien on, security interest in or mortgage or pledge of any of the property or assets of the Company to or for the benefit of the Subordinated Creditor securing any of the Subordinated Indebtedness, whether now existing or arising in the future, is expressly subordinate and junior in priority of payment and exercise of remedies to any liens, security interests, mortgages or pledges of any of the assets of the Company, both now existing and arising in the future, securing any of the Senior Indebtedness; notwithstanding the foregoing, the Company hereby agrees that it shall not give or permit to be given, and the Subordinated Creditor hereby agrees that it shall not take, any collateral for the Subordinated Indebtedness.

2.       Payments.

         a. Subject to Section 2(b) below, for so long as any Senior Indebtedness remains outstanding, the Subordinated Creditor shall be entitled to receive and retain only those regularly scheduled payments (without acceleration) of interest on the Subordinated Indebtedness (the "SCHEDULED INTEREST PAYMENTS"), to the extent and in the manner set forth in the Subordinated Debenture.

         b. Notwithstanding the provisions of Sections 2(a) above, the Company and the Subordinated Creditor covenant to and agree with the Senior Lender that upon the occurrence of a default or Event of Default under the Loan Agreement (collectively, a "DEFAULT"), the Subordinated Creditor's right to receive and retain the Scheduled Interest Payments (and any other payments) under the Subordinated Debenture shall immediately cease. The Subordinated Creditor agrees not to demand, accept or receive any payment in respect of the Subordinated Indebtedness after the occurrence of a Default including, without limitation, any payment received through the exercise of any right of setoff, counterclaim, cross-claim or otherwise, or any collateral therefor, while any Senior Indebtedness remains outstanding. Without limiting the foregoing, the Company agrees that no amount shall be paid, whether in cash, property, securities or otherwise, by the Company to the Subordinated Creditor after the occurrence of a Default under the Loan Agreement in respect of the Subordinated Indebtedness, while any Senior Indebtedness remains outstanding, without the prior written consent of the Senior Lender.

3.       Bankruptcy, Insolvency, etc.

         a. In the event of an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy (any such proceeding referenced above being referred to herein as an "INSOLVENCY PROCEEDING"), so long as any Senior Indebtedness is outstanding, the Senior Lender shall be entitled in any such Insolvency Proceedings to receive payment in full in cash of all Senior Indebtedness before the Subordinated Creditor is entitled in such Insolvency Proceedings to receive any payment on account of the Subordinated Indebtedness, and to that end in any such Insolvency Proceedings, so long as any Senior Indebtedness remains outstanding, any payment or distribution of any kind or character, whether in cash or in other property, to which the Subordinated Creditor would be entitled on account of the Subordinated Indebtedness but for the provisions hereof, shall be delivered to the Senior Lender to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

         b. Upon the commencement of an Insolvency Proceeding, the Subordinated Creditor shall be deemed, as security for the Senior Indebtedness and in order to effectuate the subordination set forth above, to have assigned the Subordinated Indebtedness to the Senior Lender and granted to the Senior Lender as of the date of the commencement of such Insolvency Proceeding the right to collect all payments and distributions of any kind and description, whether in cash or other property, paid or payable in respect of any claims or demands of the Subordinated Creditor against the Company arising from the Subordinated Indebtedness. Upon the commencement of an Insolvency Proceeding, the Subordinated Creditor shall also be deemed to have granted to the Senior Lender the full right (but not the obligation), in its own name or in its name as attorney in fact for the Subordinated Creditor, to collect and enforce claims and demands of the Subordinated Creditor arising from the Subordinated Indebtedness by suit, proof of claim in bankruptcy or other liquidation, reorganization or Insolvency Proceedings or otherwise. The Subordinated Creditor by its execution of this Agreement also hereby grants to the Senior Lender: (i) the exclusive right to vote any and all claims of the Subordinated Creditor in any Insolvency Proceedings involving the Company with respect to the election of a trustee or similar official and with respect to any proposed plan of reorganization of the Company; and (ii) the exclusive right to object to any proposed plan of reorganization of the Company to which the Subordinated Creditor would have the right to object in any Insolvency Proceeding.

4. Turn-Over of Payments Received by Subordinated Credit. In the event that notwithstanding the provisions of the Loan Agreement and this Agreement, the Company shall make any payment to the Subordinated Creditor on account of the Subordinated Indebtedness not expressly authorized hereby, such payment shall be held in trust by the Subordinated Creditor, for the benefit of the Senior Lender, and shall be paid over immediately (without necessity of demand) to the Senior Lender for application in accordance with the Loan Agreement to the payment of all Senior Indebtedness remaining due and payable until the same shall have been paid in full, in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. In the event of the failure of the Subordinated Creditor to endorse any instrument for the payment of money so received by the Subordinated Creditor on account of the Subordinated Indebtedness, the Senior Lender is irrevocably appointed attorney-in-fact for the Subordinated Creditor with full power to make such endorsement and with full power of substitution.

5. Obligations Absolute. The provisions of this Agreement are for the purpose of defining the relative rights of the Senior Lender on the one hand and the Subordinated Creditor on the other hand with respect to the enforcement of rights and remedies and priority of payment of the Senior Indebtedness and the Subordinated Indebtedness. Nothing herein shall impair, as between the Company and the Subordinated Creditor, the obligations of the Company, which are unconditional and absolute, to pay to the holder thereof the principal and interest thereon and any other liabilities encompassed in the Subordinated Indebtedness, all in accordance with their respective terms, subject to the prior payment in full in cash of the Senior Indebtedness.

6. Subordination Not Affected. Without the necessity of any reservation of rights against or any notice to or further assent by the Subordinated Creditor, (a) any demand for payment of any Senior Indebtedness made by the Senior Lender may be rescinded in whole or in part by the Senior Lender, (b) the Senior Lender may exercise or refrain from exercising any rights and/or remedies against the Company and others, if any, liable under the Senior Indebtedness, and (c) the Senior Indebtedness and any agreement or instrument evidencing, securing, or otherwise relating to the Senior Indebtedness (including without limitation, the Loan Agreement and the other Loan Documents), or any collateral security therefor or guaranty thereof or other right of any nature with respect thereto, may be amended, extended, modified, continued, accelerated, compromised, waived, surrendered or released by the Senior Lender, in any manner the Senior Lender deems in its best interests, all without impairing, abridging, releasing or affecting in any manner the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein. Without limiting the foregoing, the Subordinated Creditor waives any and all notice of the creation, amendment, restatement, extension, acceleration, compromise, continuation, waiver, surrender, release or modification of any nature of the Senior Indebtedness, the Loan Agreement or the other Loan Documents, and notice of or proof of reliance by the Senior Lender upon the subordination provided for herein. The Senior Indebtedness shall conclusively be deemed to have been created, contracted and incurred in reliance upon the provisions of this Agreement.

7. Warranties, Representations, Covenants and Acknowledgments of the Subordinated Creditor.

         a. The Subordinated Creditor represents to the Senior Lender that all Indebtedness of the Company to the Subordinated Creditor is evidenced by the Subordinated Debenture. The Subordinated Creditor further represents that said Indebtedness has not heretofore been assigned, pledged to, or subordinated in favor of, any other Person.

         b. The Subordinated Creditor hereby covenants and agrees that it will not amend or permit amendment of the terms of the Subordinated Debenture or any other agreement, document or instrument hereafter evidencing any Subordinated Indebtedness, without the prior written consent of the Senior Lender, including, without limitation, any amendment that would: (i) increase the principal amount of the Subordinated Indebtedness; (ii) increase the rate of interest accruing on the Subordinated Indebtedness; (iii) change in any manner the dates upon which any principal or interest payment on the Subordinated Indebtedness is due; (iv) change in any manner, or add, any affirmative or negative covenants, events of default, redemption provisions or subordination provisions of any Subordinated Indebtedness; (v) take any collateral for the Subordinated Indebtedness; or (vi) except as set forth in the Subordinated Debenture, the Exchange Agreement and the Second Registration Rights Agreement (as defined in the Third Amendment), in each case, as each of the foregoing agreements is in effect on the date hereof, give to the Subordinated Creditor the right to purchase, or to cause the Company to issue, equity interests in the Company.

         c. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, partnership or other action on the part of the Subordinated Creditor, and this Agreement constitutes a valid and binding obligation of the Subordinated Creditor, enforceable against it in accordance with its terms.

         d. The Subordinated Creditor covenants and agrees that it will not assign, pledge, sell, transfer or otherwise dispose of any of the Subordinated Indebtedness or interests therein, whether through assignment or participation or otherwise, except to a Person who first becomes a party hereto and accepts without qualification all obligations of the Subordinated Creditor hereunder..

         e. The Subordinated Creditor acknowledges and agrees that this Agreement is a "subordination agreement" within the meaning of
                  Section 510(a) of the United States Bankruptcy Code, 11 U.S.C.
                  Section 510(a).

8. Validity and Enforceability of Liens Securing Senior Indebtedness; Cooperation with Senior Lender.

         a. The Subordinated Creditor will not in any Insolvency Proceeding or other event described in Section 2 or otherwise, challenge, oppose or contest (or join in any challenge, opposition or contest by any third party, or encourage any third party to challenge, oppose or contest) the Senior Indebtedness or the perfection, superiority, priority, validity or enforceability of any security interest or lien granted to the Senior Lender pursuant to the Loan Agreement, the Security Documents or other Loan Documents, nor will the Subordinated Creditor challenge the validity or enforceability of such Loan Agreement, Security Documents or other Loan Documents, or any provision thereof. The

                  Subordinated Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before or after any Insolvency Proceeding or other event described in Section 2 of this Agreement. The Subordinated Creditor hereby waives any right to require the Senior Lender to marshal the collateral for such Senior Indebtedness.

         b. Without limiting the foregoing, the Subordinated Creditor will not challenge or oppose (or join with any party challenging or opposing) or take any action whatsoever to impair the exercise by the Senior Lender of the rights and remedies granted to the Senior Lender in the Loan Document.

9. Limitations on Remedies. Upon any default or event of default in respect of the Subordinated Indebtedness, the Subordinated Creditor shall not (a) accelerate all or any portion of the Subordinated Indebtedness; (b) commence or join (unless the Senior Lender shall also join), in its capacity as the holder of the Subordinated Indebtedness, in any involuntary proceeding against the Company or any of its Subsidiaries under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of any federal or state government, or (c) commence any action or proceeding against the Company or any of its Subsidiaries to enforce payment of all or any part of the Subordinated Indebtedness. Nothing contained in this Section 9 shall limit or impair the obligations and agreements of the Subordinated Creditor set forth in any other Section of this Agreement.

10. Assignments and Appointments. The Subordinated Creditor, for itself and its successors and assigns, hereby irrevocably authorizes and directs the Senior Lender, and any trustee or debtor in possession in bankruptcy, receiver, custodian or assignee for the benefit of creditors of the Company, whether in voluntary or involuntary liquidation, dissolution or reorganization, on his or its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Agreement and irrevocably appoints the Senior Lender and any such trustee, receiver, custodian or assignee, attorney-in-fact for such purpose with full powers of substitution and revocation.

11. No Impairment. No right of the Senior Lender to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, or by any non-compliance by the Company with any of the terms, provisions and covenants of the agreement, documents and instruments evidencing the Subordinated Indebtedness, regardless of any knowledge thereof that the Senior Lender may have or be otherwise charged with, or by any action which the Senior Lender may take or refrain from taking with respect to the Senior Indebtedness or the Subordinated Indebtedness.

12. Further Assurances. In order to carry out the terms and intent of this Subordination Agreement more effectively, the Subordinated Creditor will take all actions and execute all further documents and instruments reasonably necessary or convenient to preserve for the Senior Lender the benefits of this Agreement.

13. Waivers, etc. No action which the Senior Lender, or the Company with the consent of the Senior Lender, may take or refrain from taking with respect to any Senior Indebtedness, or any promissory note or notes representing the same, or any collateral therefor, including any waiver or release thereof (or any waiver of any provision thereof or default of any agreement or agreements (including guaranties) in connection therewith, shall affect this Agreement or the rights of the Senior Lender or the obligations of the Subordinated Creditor hereunder. No waiver shall be deemed to be made by the Senior Lender of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of the Senior Lender or the obligations of the Subordinated Creditor in any other respect or at any other time.

14.      Notices.

         a. By the Senior Lender to the Subordinated Creditor. The Senior Lender shall endeavor to provide the Subordinated Creditor with notice of any default or event of default by the Company under the Loan Agreement simultaneously with giving notice to the Company, provided that any failure by the Senior Lender to give such notice shall not affect or limit the Senior Lender's rights hereunder.

         b. By the Subordinated Creditor to the Senior Lender. The Subordinated Creditor shall provide the Senior Lender with notice of any default relating to any Subordinated Indebtedness simultaneously with giving notice to the Company.

         c. By the Company to the Senior Lender. The Company shall provide the Senior Lender with copies of all notices of any default received by it from the Subordinated Creditor immediately upon its receipt thereof.

         d. By the Company to the Subordinated Creditor. The Company shall provide the Subordinated Creditor with copies of all notices of any default given by it to the Senior Lender or received by it from the Senior Lender immediately upon its delivery or receipt thereof.

         e. Method. Except as otherwise provided herein, all demands or notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed or transmitted by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery services (charges prepaid), recognized overnight delivery services (charges prepaid) or first class mail, postage prepaid, to them at their respective addresses as set forth on the signature pages hereto and incorporated herein by reference, or at such other address as the party to whom such notice is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon the earlier to occur of i three (3) days after the date on which it is deposited in the U.S. mails or ii receipt by the party to whom such notice is directed.

15. Miscellaneous. This Agreement shall be binding upon the Subordinated Creditor and the Company and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Lender and its legal representatives, successors and assigns (including without limitation any transferee of any Senior Indebtedness). The Senior Lender may assign this Agreement or its rights thereunder without the consent of the Subordinated Creditor or the Company. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute and the same instrument.

16. Governing Law, Jurisdiction, Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts (without regard to conflicts of law principles). The Subordinated Creditor, to the extent that the Subordinated Creditor may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of such Subordinated Creditor's obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections as to venue in any such courts. The Subordinated Creditor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and confer personal jurisdiction if served personally or by certified mail at the address set forth below under the signature of the Subordinated Creditor or as otherwise provided under the laws of the Commonwealth of Massachusetts. EACH OF THE COMPANY AND THE SUBORDINATED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Acknowledgment by Company. The Company covenants and agrees not to make any distribution or payment to the Subordinated Creditor in violation of the terms of this Agreement.

18. Legends. The Subordinated Creditor covenants and agrees that until all Senior Indebtedness is paid in full in cash, the Subordinated Debenture and each promissory note or other instrument evidencing Subordinated Indebtedness shall bear at all times, in a conspicuous manner, the following legend:

                  This Subordinated Convertible Debenture and the indebtedness evidenced hereby are subordinate, in the manner and to the extent set forth in that Amended and Restated Intercreditor and Subordination Agreement (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT") dated as of January 2, 2004 among Bakers Footwear Group, Inc. (the "COMPANY"), Special Situations Private

         Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Julian Edison, The Crown Advisors, LLC, Crown Investment Partners, L.P., and SWB Holdings, Inc. (collectively referred to herein as the "SUBORDINATED CREDITOR") and the Senior Lender named therein, to all indebtedness owed by the maker of this Subordinated Convertible Debenture to the Senior Lender, and the holder of this Subordinated Convertible Debenture, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

               [Remainder of this page intentionally left blank.]

This Agreement is executed as a sealed instrument as of the date first above written.

                        COMPANY

                        BAKERS FOOTWEAR GROUP, INC.

                        By: /s/ Peter A. Edison
                            ---------------------
                        Name:   Peter A. Edison
                        Title:  Chairman and CEO

                        Address:2815 Scott Avenue, Suite C, St. Louis, MO  63103
                        Telephone: 314-621-0699
                        Telecopier:314-641-0390

                        SUBORDINATED CREDITORS

                        SPECIAL SITUATIONS PRIVATE EQUITY FUND,
                        L.P.

                        By: /s/ Austin Marxe
                            ---------------------
                        Name: ______________________________
                        Title: _____________________________
                        Address: ___________________________

                        SPECIAL SITUATIONS CAYMAN FUND, L.P.

                        By: /s/ Austin Marxe
                            ---------------------
                        Name: ______________________________
                        Title: _____________________________
                        Address: ___________________________

                        SPECIAL SITUATIONS FUND III, L.P.

                        By:    /s/ Austin Marxe
                              ----------------------------------
                        Name:
                              ----------------------------------
                        Title:
                               ---------------------------------
                        Address:
                                 -------------------------------
                               /s/ Julian Edison
                        ----------------------------------------
                        Name: JULIAN EDISON
                        Address: 8 St. Andrews Drive
                                 St. Louis, MO 63124

                        THE CROWN ADVISORS, LLC

                        By:    /s/ Chris H. Pauli
                              ----------------------------------
                        Name:      Chris H. Pauli
                              ----------------------------------
                        Title:     President
                               ---------------------------------
                        Address:   540 Maryville Centre, Ste 120
                                 -------------------------------
                                   St. Louis, MO 63141
                                 -------------------------------

                        CROWN INVESTMENT PARTNERS, LP

                           By: THE CROWN ADVISORS, LLC, Its
                           General Partner

                        By:    /s/ Chris H. Pauli
                              ----------------------------------
                        Name:      Chris H. Pauli
                              ----------------------------------
                        Title:     Managing Member of the
                                   General Partner
                               ---------------------------------
                        Address:   540 Maryville Centre, Ste 120
                                 -------------------------------
                                   St. Louis, MO 63141
                                 -------------------------------

                        SWB HOLDINGS, INC.

                        By:    /s/ Robert A. Nielsen
                              ----------------------------------
                        Name:      Robert A. Nielsen
                              ----------------------------------
                        Title:     President
                               ---------------------------------
                        Address:   120 South Central Avenue
                                 -------------------------------
                                   Clayton, MO 63105
                                 -------------------------------

                        SENIOR LENDER

                        FLEET RETAIL FINANCE INC.

                        By:    /s/ James J. Wood
                              ----------------------------------
                        Name:      James J. Wood
                              ----------------------------------
                        Title:     Managing Director
                               ---------------------------------
                        Address:   40 Broad St
                                 -------------------------------
                                   Boston, MA
                                 -------------------------------